Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333 264526 on Form S-8 and the Registration Statement No. 333 262893 on Form S-3 of Communications Systems, Inc. (k/n/a Pineapple Energy Inc.) of our report dated May 16, 2022, relating to the financial statements of Pineapple Energy LLC, appearing in this Current Report on Form 8 K/A of Pineapple Energy Inc.

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota

May 19, 2022